As filed with the Securities and Exchange Commission on May 31, 2007

Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Catalyst Paper Corporation
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-01-38030 (I.R.S. Employer Identification Number)

16th Floor
250 Howe Street
Vancouver
British Columbia, Canada V6C 3R8
Tel: 604-654-4000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Catalyst Paper Stock Option Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011
212-894-8700

(Name, Address, including Zip Code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth R. Blackman, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
212-859-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, without par value	2,000,000 (2)	$3.20 (3)	$6,400,000	$196.48

(1)
Includes such additional number of shares as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares available for future issuance under the Catalyst Paper Stock Option Plan.
(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Shares reported on the Toronto Stock Exchange on May 29, 2007, converted into U.S. dollars based upon the exchange rate of U.S. $0.930 to C$1.00 on May 29, 2007.

EXPLANATORY NOTE

This Form S-8 Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register 2,000,000 additional common shares (the “Common Shares”) which may be offered pursuant to the Catalyst Paper Stock Option Plan (the “Plan”).  Prior to the filing of this Registration Statement, 10,000,000 Common Shares were registered pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 14, 2007 (No. 333-140704).  The contents of that previously filed registration statement are incorporated herein by reference.

Item 3.	Incorporation of Documents by Reference

In addition to the documents incorporated by reference into the Registration Statement on Form S-8 (No. 333-140704), there is incorporated by reference into this Registration Statement the Form 6-K filed on February 28, 2007 (File No. 000-49751).

Item 8.	Exhibits

Exhibit No.                     Description of Exhibit
5.1*	Opinion of Blake, Cassels & Graydon LLP regarding the legality of the securities being registered.
23.1*	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP
24.1*	Power of Attorney (included on the signature page).
_________________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on this 29 day of May 2007.

CATALYST PAPER CORPORATION
By: /s/ Richard Garneau
Name:	Richard Garneau
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Valerie B. Seager and Peter M. Staiger, and each of them severally, his true and lawful attorney with power of substitution and resubstitution to sign in his name, place and stead, in any and all such capacities, the Registration Statement and any and all amendments thereto (including post-effective amendments and any additional registration statement pursuant to General Instruction E of Form S-8) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Richard Garneau
Richard Garneau	President and Chief Executive Officer and	May 29, 2007
Director (Principal Executive Officer)

/s/ David Smales
David Smales	Vice President, Finance and Chief Financial	May 29, 2007
Officer (Principal Financial and Accounting Officer)

/s/ Thomas S. Chambers
Thomas S. Chambers	Director	May 29, 2007

/s/ Gary Collins
Gary Collins	Director	May 29, 2007

/s/ Michael Desbiens
Michael Desbiens	Director	May 29, 2007

/s/ Benjamin C. Duster, IV
Benjamin C. Duster, IV	Director	May 29, 2007

/s/ Neal P. Goldman
Neal P. Goldman	Director	May 29, 2007

/s/ Denis Jean
Denis Jean	Director	May 29, 2007

/s/ Jeffrey Marshall
Jeffrey Marshall	Director	May 29, 2007

/s/ Amit Wadhwaney
Amit Wadhwaney	Director	May 29, 2007

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 29, 2007 by the undersigned as the duly authorized representative of the Catalyst Paper Corporation in the United States.

CATALYST PAPER (USA) INC.
By: /s/ Tom Crowley
Name:	Tom Crowley
Title:	President

Index to Exhibits

Exhibit No.                     Description of Exhibit
5.1*	Opinion of Blake, Cassels & Graydon LLP regarding the legality of the securities being registered.
23.1*	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP
24.1*	Power of Attorney (included on the signature page).
_________________
* filed herewith